Exhibit 99.1

            ACCESS WORLDWIDE REPORTS FIRST QUARTER FINANCIAL RESULTS

PR Newswire -- May 16, 2005

BOCA RATON, Fla., May 16 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services company, today reported financial results for the three months ended March 31, 2005.

Our revenues decreased $2.6 million, or 20%, to $10.4 million for the three months ended March 31, 2005, compared to $13.0 million for the three months ended March 31, 2004. Revenues for the Pharmaceutical Segment increased $0.6 million, or 10%, to $6.8 million for the three months ended March 31, 2005, compared to $6.2 million for the three months ended March 31, 2004. The increase was primarily attributed to an increase in new inbound Direct to Consumer ("DTC") programs and value-added billable services, offset by a decrease in medical education revenue. Revenues for the Business Segment, which includes our multilingual communications business, decreased $3.2 million, or 47%, to $3.6 million for the three months ended March 31, 2005, compared to $6.8 million for the three months ended March 31, 2004. The decrease in revenues was primarily attributed to a client unexpectedly halting its marketing programs due to regulatory changes. To address the loss of this client and the decrease in revenues, we have added two new seasoned business development individuals to help increase our sales in our Business Services Segment. Based on our experience, the average lead time for business development is generally six to twelve months.

We reported a net loss and diluted loss per share of $(0.6) million and $(0.05), respectively, for the quarter ended March 31, 2005, compared to $(0.3) million and $(0.03), respectively, for the first quarter of 2004. The decline, although offset by the increased profit in our Pharmaceutical Segment, was the result of the decrease in revenues from our Business Segment. Total weighted average diluted shares outstanding for the quarters ended March 31, 2005 and March 31, 2004 were 11,177,052 and 9,740,501, respectively.

"We continue to see very healthy growth in the performance of our pharmaceutical marketing division. With the addition of seasoned business development professionals, our medical education and business services divisions are now well positioned for growth," remarked Shawkat Raslan, Chairman and Chief Executive Officer of Access Worldwide. "Additionally, we expect our new 350-seat facility in Manila, Philippines to be fully operational by the end of June of this year."

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Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, medical procedures, and disease management programs, as well as prescribing indications. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has over 700 employees in offices throughout the United States and Asia. More information is available at http://www.accessww.com.

This press release contains forward-looking statements including statements regarding financial results. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward- looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: risks associated with our Debt Agreement, including rising interest rates; competition from other third-party providers and those clients and prospects who may decide to do the work that Access Worldwide does in-house; industry consolidation which reduces the number of clients that we are able to serve; potential consumer saturation reducing the need for services; certain needs for our growth; our dependence on the continuation of the trend toward outsourcing; dependence on the industries we serve; the effect of changes in a drug's life cycle; our ability and our clients' ability to comply with state, federal and industry regulations; reliance on a limited number of major clients; the effects of possible contract cancellations; reliance on technology; reliance on key personnel and labor force and recent changes in management; the possible impact of terrorist activity or attacks, war and other international conflicts, and a downturn in the US economy; the effects of an interruption of our business; the volatility of our stock price; risks associated with our stock trading on the OTC Bulletin Board; our ability to successfully open and operate at capacity our soon to be open communication center in the Philippines; unfavorable foreign currency exchange rates; the unpredictability of the outcome of the litigation in which we are involved; and, our ability to develop or fund the operations of new products or service offerings. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                              - Tables Follow -

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                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                                  March 31,      December 31,
                                                    2005            2004
                                                -------------   -------------
ASSETS                                           (Unaudited)
   Current Assets
      Cash and cash equivalents                 $   1,789,694   $   2,570,546
      Restricted cash                                 122,000         122,000
      Accounts receivable, net                      8,638,590       7,567,448
      Unbilled receivables                          1,880,432         398,547
      Other assets, net                               750,607       1,001,671

         Total current assets                      13,181,323      11,660,212

   Property and equipment, net                      3,455,703       3,614,322
   Restricted cash                                    589,000         589,000
   Other assets, net                                  691,613         146,177

         Total assets                           $  17,917,639   $  16,009,711

LIABILITIES, MANDATORILY REDEEMABLE
 PREFERRED STOCK AND COMMON
 STOCKHOLDERS' DEFICIT

   Current Liabilities
      Current portion of indebtedness           $   4,675,776   $   2,955,450
      Current portion of indebtedness
       - related parties                              352,334         352,334
      Accounts payable                              1,294,710         739,438
      Accrued expense                               2,524,967       3,022,695
      Grants payable                                   80,000       2,257,000
      Accrued salaries, wages and
       related benefits                             1,346,523       1,204,301
      Deferred Revenues                             4,370,661       2,981,859
      Accrued interest and other
       related party expenses                          94,854          12,673

         Total current liabilities                 14,739,825      13,525,750

   Long-term portion of indebtedness                   99,466         135,008
   Other long-term liabilities                        873,052         786,386
   Convertible notes, net                           1,604,385       1,427,685
   Mandatorily redeemable preferred stock,
    $0.01 par value:
       2,000,000 shares authorized, 40,000
        shares issued and outstanding               4,000,000       4,000,000

         Total liabilities                         21,316,728      19,874,829

   Commitments and contingencies

   Common stockholders' deficit
      Common stock, $0.01 par value:
       voting 20,000,000 shares
       authorized; 10,847,719 and
       10,841,719 shares issued and
       outstanding, respectively                      108,477         108,417
      Common stock subscriptions                    1,000,000               -
      Additional paid-in capital                   66,262,471      66,228,271
      Accumulated deficit                         (70,751,887)    (70,182,006)
      Deferred compensation                           (18,150)        (19,800)

         Total common stockholders'
          deficit                                  (3,399,089)     (3,865,118)

      Total liabilities, mandatorily
       redeemable preferred stock and
       common stockholders' deficit             $  17,917,639   $  16,009,711

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                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations

                                                          Unaudited
                                                 For the Three Months Ending
                                                          March 31,
                                                -----------------------------
                                                    2005             2004
                                                -------------   -------------
Revenues                                        $  10,350,794   $  12,980,862
Cost of revenues                                    5,509,473       7,928,149

Gross profit                                        4,841,321       5,052,713

Selling, general & administrative
 expenses                                           5,022,344       4,985,894

(Loss) income from operations                        (181,023)         66,819

Interest expense, net                                (388,858)       (342,026)

Net loss                                        $    (569,881)  $    (275,207)

Basic loss per share:
      - Net loss                                $       (0.05)  $       (0.03)

Weighted average common shares
 outstanding                                       11,177,052       9,740,501

Diluted loss per share:
      - Net loss                                $       (0.05)  $       (0.03)

Weighted average common shares
 outstanding                                       11,177,052       9,740,501

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SOURCE  Access Worldwide Communications, Inc.
    -0-                             05/16/2005
    /CONTACT: Mark Wright, Corporate Counsel & Investor Relations of Access Worldwide Communications, Inc., +1-561-226-5000, or mwright@accessww.com/
    /Web site:  http://www.accessww.comV